SECURITIES AND EXCHANGE COMMISSION

                                             Washington, D.C. 20549


                                                    FORM 8-K

                                                 CURRENT REPORT

                                       Pursuant to Section 13 or 15(d) of
                                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 16, 1998


                                       BEST MEDICAL TREATMENT GROUP, INC.
                      (Exact name of registrant as specified in its charter)


                                                     NEVADA
                                 (State or other jurisdiction of incorporation)


         0-12825                                                  84-0916272
(Commission File Number)                       (IRS Employer Identification No.)


45110 Club Drive, Suite B, Indian Wells, California                  92210
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (760) 360-1042



































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Item 1.       Change in Control of Registrant.
Item 2.       Acquisition or Disposition of Assets.

              Pursuant to a certain Share Exchange Agreement (the "Agreement"), dated as of March 12, 1998, by and between Best Medical Treatment Group, Inc. (the "Registrant"), and Cheng Chao Ming ("Shareholder"), the Registrant acquired from Shareholder all of the outstanding shares of Wonderwide Wonsultants Limited
(BVI) ("Wonderwide") in exchange for 2,230,000 shares of Common Stock of the Registrant. The closing date of the transaction was March 16, 1998.

              Wonderwide holds 99% of the outstanding capital stock of King Yuen Investment and Development Limited, a Hong Kong corporation ("King Yuen"). The other 1% of King Yuen is owned by Shareholder. King Yuen holds 100% of the foreign joint venture interest in the Qin Dynasty Hotel (Xian) Limited ("Qin Dynasty Hotel") a sino-foreign cooperative joint venture, which owns and operates a hotel in the ancient city of Xian, Peoples' Republic of China. Shareholder also agreed to cause his affiliate to transfer to Wonderwide, as soon as regulatory approval is received, his 60% interest in the City Hotel
(Xian) Co. Limited ("City Hotel"), which owns and operates a second hotel in Xian. Pending the transfer of the interest in the City Hotel, Shareholder has escrowed 334,500 shares (out of the 2,230,000 referred to above) with the Registrants' legal counsel.

              As an exhibit to the Agreement, the Shareholder provided the Registrant with unaudited financial statements of its interests in the Qin Dynasty Hotel and the City Hotel. These financial statements are appended to the Agreement as filed with this report. In Section 2.04(a) of the Agreement, Shareholder warranted that Wonderwide's consolidated net income, as audited under United States Generally Accepted Accounting Principles, would be no less than $2.5 Million for the year ended December 31, 1997, and agreed that "In the event that the audited earnings fall below this amount, Shareholder will cancel that number of Company shares necessary to increase Company earnings per share ("EPS") for that level that would have existed had the earnings met the minimum level stated above (before adjustment for any splits or new issuances post closing)". Based on the 2,763,379 shares outstanding as of the closing, the earnings per share required is $.90 per share.

              The following table provides selected unaudited financial data extracted from the Agreement. This information is given in Renminbi as prepared by management in accordance with Hong Kong Generally Accepted Accounting Principles, and is subject to adjustment to conform to United States Generally Accepted Accounting Principles. The audited financial information could vary significantly. As of March 28, 1998 the exchange rate was 8.496 Renminbi per US $1.00.


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

                                                  Balance Sheet

                                                December 31, 1997

                                                           Dynasty Hotel       City Hotel



Current Assets                                                 20,346,047      14,605,064
Fixed assets of cost                                          141,492,791      80,948,737


        Total Assets                                          161,838,838      95,553,801

Current Liabilities                                            35,547,030      11,034,174
Long Term Liabilities                                          51,186,721              --
Shareholder Equity                                             75,105,087      84,525,627


                                        Renminbi Statement of Operations

                                          Year ended December 31, 1997

Net Sales                                                      36,455,000      20,163,000
Operating Profit                                                8,278,000       4,046,000
Extraordinary Income                                            7,800,000       3,960,000
Net Profit                                                     16,078,000       8,006,000

                                          Year ended December 31, 1996

Net Sales                                                      30,243,000      16,296,000
Operating Profit                                                6,361,000       2,809,000
Extraordinary Income                                            5,280,000       2,640,000
Net Profit                                                     11,641,000       5,449,000


                 Immediately prior to the transaction, there were 1,018,379 shares of the Registrant's common stock issued and outstanding. The Registrant transferred the ownership of its subsidiary, U.S. Medical Access, Inc., to the former owner of the subsidiary in exchange for the cancellation of the 625,000 shares of common stock issued upon acquisition of the subsidiary in March 1997. The Registrant issued 140,000 shares of common stock to non-affiliated third parties for services in connection with the acquisition, resulting in a total of 2,763,379 shares.

                 The name of each person known to the Registrant to own more than 5% of the common stock of the Registrant (the only security outstanding), the current directors and executive officers of the Registrant who were appointed upon Closing of the Agreement and the percentage of the total issued and outstanding Common Stock of the Registrant owned by such persons is as follows:


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                                                  Amount of
Name, Title                                      Beneficial          Percent of
Address                                         Ownership(1)           Class

Cheng Chao Ming                                   2,230                  80.6%
(Jenson Cheng)
President, Director, and
Chief Executive Officer

Xiong Pingbo(2)                                         ___                ___
(Paul Xiong)
Director and Acting Chief
Financial Officer

John Backhouse(3)                                       ___
All oofficers and directors
as a group (3 persons)                            2,230,000               80.6%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2) The address of these persons is Room 1008-9, Shun Tak Centre, West Tower, 168-200 Connaught Road,
         Central, Hong Kong.

(3) The address of this person is 2850 Catherine Drive, Prince George, British Columbia Canada V2M 7B5.


         The following biographical information is supplied with respect to each officer and director.

         Jenson Cheng, 51, was elected to his positions with the Registrant on March 16, 1998, Mr. Cheng graduated from Bejing University in 1970 with a degree in Electronics. For more than 22 years he has been engaged in investment and business. He is also Managing Director of King Pacific International Holdings, Ltd., which is listed on the Hong Kong Stock Exchange; Chairman of Jenson
International Development, Ltd; King Sun Holdings Ptc., Ltd.; Jenson International Group (Canada); Yellowhead Inn (Canada); and King Sun Square Ltd.; Vice Chairman of Intelligent Trico Enterprises, Co., Ltd.; President of the Dynasty Hotel and the City Hotel (Xian); and Vice-President of the City Hotel (Beijing). Mr. Cheng is also a member of the Committee of All-China Federation of Returned Overseas Chinese, is an Advisor to the Shijiazhuang Municipal People's Government and the Zhangzhou Municipal People's Government, and is the Chairman of the Hong Kong Judo Association.

         Paul Xiong, 38, was elected to his positions with the Registrant on March 16, 1998. Since 1994 he has been a director and chief operating officer of China Changjiang Development Corporation, a member of the Jenson International Group, and he is currently assistant to the president of King Pacific International Holdings Ltd. in Hong Kong. From 1992 to 1994 he was a Research Scientist and International Marketing Consultant for the MacMillan Bloedel

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Research  Centre  in  Vancouver,  British  Columbia.  From 1989 to 1992 he was a
Research Engineer at the University of British Columbia; from 1986 to 1989 he was a Research Assistant at that university. From 1985 to 1986 and 1982 to 1985 he was respectively a Lecturer and Research Assistant at Anhui Agricultural University. He received a masters degree in Wood Engineering from the University of British Columbia and a masters and a bachelors degree from Anhui Agricultural University in Hefei, Anhui, People's Republic of China.

         John Backhouse, 54, was elected the director on March 16, 1998. He has been the Director of Institutional Development of the College of New Caledonia since January 1997. From 1986 to 1996 he was the Mayor of Prince George City, British Columbia and he was an Alderman from 1980 to 1986. Mr. Backhouse is a professional librarian and most recently was employed by the College of New Caledonia from 1981 to 1991 where he became Director of Community Services and Director of Communications. He was president of the B.C. Library Association and as a Director of the Canadian Library Associates and has served on many government boards and advisory panels. Currently he is a Board member of BC Transit, a member of the B.C. Forest Sector Strategy Committee, the Minister's Advisory Council on Housing, and Co-Chair of the Premier's Northern Summit Advisory Committee. Mr. Backhouse received a Bachelor of Arts in Library Studies from the University of Oklahoma.

Item 5.  Other Information

         Xian is the ancient capital of 11 Chinese dynasties, a major tourist destination, and the starting point of the ancient silk road to the West.

         The Dynasty Hotel is an international 4-star hotel located at the west boundary of the ancient city wall in Xian, China, located at 55 Huan Cheng Xi Road, N., Xian, China, telephone 86 29 862 6262. The hotel has 200 rooms and suites; 4 restaurants (Cantonese, western, Korean and Chinese), a business center, a karaoke, a discotheque, a beauty salon, health club and a lounge.

         The City Hotel is located in the central Xian business district, at 5 Nan Da Road, Xian, China, telephone 86 29 721 9988. The hotel has 140 rooms, convention hall, 3 restaurants (Chinese, western, and coffee shop), a bar, a discotheque and a lounge, and a business center.


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Item 7.       Financial Statements, Pro Forma FinancialInformation and Exhibits.

              (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.


              (c)        Exhibits

                         2.      Plan of acquisition, reorganization,
                               arrangement, liquidation or
                                 succession.

                                 2.1.     Share Exchange Agreement dated March
                                    12, 1998

                         3.      Certificate of Incorporation and Bylaws

                                 3.5 Memorandum and Articles of Association of King Yuen
                                          Investment and Development Limited.
                                 3.6     Memorandum and Articles of Association
                                        of Wonderwide (BVI) Consultants Limited.

            99.     Additional Exhibits

         99.1     Press Release regarding transaction
         99.2 Opinion of China Legal Service (HK) Ltd. as to legal exis-tence and compliance of King Yuen Investment and Develop-ment Limited and its ownership of the Qin Dynasty Hotel.
         99.3 Opinion of Wilson L. Yeung & Co. as to share ownership of King Yeun Investment and Development Ltd.
         99.4 Opinion of Wilson L. Yeung & Co as to share ownership of Jenson International Development Limited.

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                                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 27, 1998                     BEST MEDICAL TREATMENT GROUP, INC.



                                                 By:   /s/ Jenson Cheng
                                                       Jenson Cheng
                      President and Chief Executive Officer

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